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                                                                      Exhibit 11
                                                                      ----------


                               BROOKSTONE, INC.

           COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS (LOSS)
                               PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (Unaudited)
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
                                                   Thirteen Weeks Ended            Twenty-Six Weeks Ended
                                              -------------------------------   -------------------------------
                                              August 2, 1997   August 3, 1996   August 2, 1997   August 3, 1996
                                              --------------   --------------   --------------   --------------

Net loss                                           $ (458)          $ (686)         $(4,231)         $(4,193)
                                              ===========      ===========      ===========      ===========
Weighted average number of common shares
 outstanding                                        7,775            7,681            7,775            7,681


Adjustments to weighted average common
 shares outstanding:
Common stock issued upon exercise of
 options                                                5               52                6               40
                                              -----------      -----------      -----------      -----------
Weighted average number of common shares
 as adjusted                                        7,780            7,733            7,781            7,721
                                              ===========      ===========      ===========      ===========
Net loss primary and fully diluted
 earnings per share                                $(0.06)          $(0.09)         $ (0.54)         $ (0.54)
                                              ===========      ===========      ===========      ===========

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